Consent of Independent Accountants


      We hereby consent to the use in the
      Statement of Additional Information
      constituting part of this Post-Effective
      Amendment No. 9 to the registration
      statement on Form      N-1A (the
      "Registration Statement") of our report
      dated December 23, 1997, relating to the financial statements and financial highlights of Prudential Pacific Growth
      Fund, Inc., which appears in such
      Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration
      Statement.  We also consent to the
      reference to us under the heading
      "Custodian, Transfer and Dividend
      Disbursing Agent and Independent
      Accountants" in such Statement of
      Additional Information and to the
      reference to us under the heading
      "Financial Highlights" in such
      Prospectus.



      1177 Avenue of the Americas
      New York, New York 10036
      December 23, 1997